UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28 2021

Stratim Cloud Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40191	85-2547650
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1605 Pine Cone Circle
Incline Village, Nevada	89451
(Address of principal executive offices)	(Zip Code)

(775) 318-3629

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	SCAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SCAQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SCAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the U.S. Securities and Exchange Commission (the “SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (‘SPACs’)” (the “SEC Staff Statement”). As previously disclosed in the Notification of Late Filing on Form 12b-25, filed by Stratim Cloud Acquisition Corp. (the “Company”) with the SEC on May 14, 2021, given the scope of the process for determining the appropriate accounting treatment of its outstanding warrants in accordance with the SEC Staff Statement and Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Form 10-Q”) by the required due date without unreasonable effort and expense.

On May 28, 2021, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Exchange”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”). The Listing Rule requires listed companies to timely file all required periodic reports with the SEC.

The Notice indicated that the Company can regain compliance with the Exchange’s listing standards at any time prior to November 27, 2021 by filing the Form 10-Q. If the Company fails to file the Form 10-Q by such date, the Company may submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, the Exchange may grant, at its sole discretion, an extension for the Company to regain compliance, depending on the specific circumstances. The Notice also stated that the Exchange may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible, and no later than November 27, 2021, and regaining compliance with the Listing Rule.

Cautionary Statement Regarding Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, including relating to the filing of the 10-Q, other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K, as it may be amended, filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 7.01. Regulation FD Disclosure.

On May 28, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1, regarding the Notice.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit

No. Description of Exhibit

99.1	Press Release, dated May 28, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratim Cloud Acquisition Corp.

Date: May 28, 2021	By:	/s/ Sreekanth Ravi
		Name:	Sreekanth Ravi
		Title:	Chief Executive Officer